Exhibit 99.1

PeerStream, Inc. Renews Strategic Focus on Core Video Apps and Reports Full Year and Fourth Quarter 2019 Results

Adopts Streamlined Plan of Operation, Right Sizes Spending and Reduces Total Expenses

NEW YORK, NY, March 24, 2020 (GLOBE NEWSWIRE) -- via NEWMEDIAWIRE -- PeerStream, Inc. (“PeerStream,” the “Company,” “we,” “our” or “us”) (OTCQB: PEER), a leading communications software innovator that powers multimedia social applications and developer of secure communications software, today announced financial and operational results for the fourth quarter and full year ended December 31, 2019.

Jason Katz, Chairman and CEO of PeerStream, commented, “During the fourth quarter of 2019, the Company adopted a streamlined plan of operations, whereby we reduced operating expenses to better align with our revenue. Even after accounting for one-time severance costs incurred in the fourth quarter, we decreased total costs and expenses by over 13%, or $2.7 million, compared to the prior year, with most of the decrease occurring in the fourth quarter. We intend to continue making further sustainable cost reductions to right-size operations and reduce cash consumption. Our secure communications business has been costly to operate and had a long sales cycle with no revenue generated in the past twelve months. Accordingly, the Board of Directors decided to pursue the monetization of the secure communications business, either through residual ownership or sale. Based on the Board’s decision, in February 2020, we entered into an asset purchase agreement, pursuant to which we agreed to sell substantially all of the assets related to our secure communications business, subject to the terms and conditions of the agreement. We believe that the decision to try to monetize our secure communications business, coupled with a streamlined plan of operation, positions us well for 2020.

Although we cannot predict the impact that the recent outbreak of coronavirus will have on our business or results of operations in 2020, to date, our core multimedia social applications have been able to support the increased demand we have experienced. PeerStream continues to serve as a form of safe and entertaining communication during this global pandemic and in order to help those affected in hardest hit countries will continue to offer some of our group video conferencing services free of charge.

PeerStream began 2020 focused intently on the opportunities for growth of our core video applications, Paltalk and Camfrog. At the end of 2019, we launched our consumer application platform strategy, under which we plan to co-brand our video chat applications and promote them in partnership with large third-party communities. During the fourth quarter of 2019, we reached our first agreement with a well-known launch partner that has over 30 million active worldwide users who has agreed to a trial of our consumer application platform. We’re also excited to be the first company to integrate SEC Reg A+ qualified Props tokens into our applications via a partnership with YouNow, Inc. We began distributing Props tokens through Camfrog in February 2020 and we expect to launch Props distributions through Paltalk in the second quarter of 2020.

Looking ahead, we plan to continue to advance our product offerings by implementing enhancements to our live video chat applications, as well as other features that focus on new user acquisition, retention and monetization. With solid cash flow from our core video chat applications, a good cash position and a clean balance sheet, we believe that PeerStream has a sturdy foundation to grow our core business in a cost efficient manner as we continue to pursue profitability and organic growth,” concluded Mr. Katz.

2019 Business Highlights:

During the year ended December 31, 2019, we executed key components of our objectives:

●	launched our consumer application platform strategy, under which we plan to co-brand our video chat applications and promote them in partnership with third-party communities, with the expectation of entering into revenue sharing arrangements with potential partners. During the fourth quarter, we reached agreement with a launch partner with 30 million monthly active users who has agreed to a trial of our consumer application platform;
●	decreased our operating expenses through a streamlined plan of operations by over 13%, or $2.7 million, for the year, which includes reductions in sales and marketing expenses of over 41%, or approximately $747.4 thousand, and reductions in general and administrative expenses of over 19%, or $1.5 million. These reductions were offset by one-time severance costs of $0.3 million recorded in the fourth quarter;
●	launched our partnership with YouNow in the Props Developer Network, which, enables us to distribute YouNow’s Props tokens to our application end users for anticipated loyalty and retention benefits;
●	completed and delivered work constituting the second development milestone under a technology and services agreement with ProximaX Limited (“ProximaX”), whereby we agreed to provide certain development and related services to ProximaX to facilitate the implementation of PSP into ProximaX’s proprietary blockchain protocol (the “ProximaX Agreement”); and
●	completed the sale of our dating assets to The Dating Company, LLC in order to enable us to focus on our core video applications and to try to monetize secure communications technology solutions.

2019 Full Year Financial Highlights:

●	Total revenue was $15.3 million compared to $20.3 million for the year ended December 31, 2018, a 25% decline, which was primarily due to a $1.5 million decrease in revenue recognized under the ProximaX Agreement and a $2.9 million decrease in revenue related to our video properties;
●	Subscription revenue declined by $2.9 million, or 20%, to $11.4 million, compared to $14.3 million in the year ended December 31, 2018, principally as a result of a decrease in virtual gift purchases and active subscribers;
●	Net loss from continuing operations was approximately $8.9 million, an increase of $6.9 million as compared to a net loss from continuing operations of approximately $2.0 million for the year ended December 31, 2018, which was driven by the decrease of $5.0 million in revenue in the year ended December 31, 2019 and a non-cash charge of $6.8 million related to goodwill impairment and was partially offset by a reduction of $2.7 million in expenses compared to the prior year;
●	Net loss was approximately $8.4 million, an increase of $4.6 million as compared to a net loss of approximately $3.8 million for the year ended December 31, 2018; and

●	Adjusted EBITDA, a non-GAAP measure, was approximately positive $0.1 million, as compared to positive Adjusted EBITDA of approximately $2.9 million for the year ended December 31, 2018.

2019 Fourth Quarter Financial Highlights:

●	Total revenue was $2.6 million compared to $5.1 million for the three months ended December 31, 2018, a 50% decline, which was primarily due to a $1.5 million decrease in revenue recognized under the ProximaX Agreement and a $0.9 million decrease in revenue related to our video properties;
●	Subscription revenue declined by $0.9 million, or 27%, to $2.5 million, compared to $3.4 million for the three months ended December 31, 2018, principally as a result of a decrease in virtual gift purchases and active subscribers;
●	Net loss from continuing operations was approximately $7.9 million, an increase of $7.8 million as compared to a net loss from continuing operations of approximately $0.1 million for the three months ended December 31, 2018, which was driven by one-time severance costs paid during the quarter to former employees of approximately $0.3 million. The increase was also driven by a decrease of $2.6 million in revenue for the quarter ended December 31, 2019 and a non-cash charge of $6.8 million related to goodwill impairment, which was partially offset by a reduction of $1.6 million in expenses;
●	Net loss was approximately $7.9 million, an increase of $7.3 million as compared to a net loss of approximately $0.6 million for the three months ended December 31, 2018; and
●	Adjusted EBITDA, a non-GAAP measure, was approximately negative $0.8 million, as compared to positive Adjusted EBITDA of approximately $0.4 million for the three months ended December 31, 2018.

Liquidity and Capital Resources

●	Cash and cash equivalents totaled $3.4 million at December 31, 2019;
●	PeerStream remains debt free, with $0.6 of non-current operating lease obligations; and
●	Management believes that the Company will continue to have sufficient working capital to fund operations, R&D and organic growth initiatives for the next twelve months.

Financial Overview (in thousands, except for percentages and active subscriber counts)

Fiscal year ended December 31, 2019 compared to fiscal year ended December 31, 2018:

	Year Ended December 31,
GAAP Results (unaudited)	2019	2018	Change
Subscription revenue	$11,406	$14,336	-20.4%
Advertising revenue	439	1,007	-56.4%
Technology service revenue	3,439	4,989	-31.1%
Total revenues	$15,284	$20,332	-24.8%
Loss from continuing operations	$(8,943)	$(2,006)	345.8%
Income (loss) from discontinued operations	$563	$(1,791)	-131.4%
Net loss	$(8,380)	$(3,797)	120.7%
Net cash (used in) provided by operating activities	$(4,465)	$2,733	-263.4%
Financial Metrics (unaudited)
Active subscribers (at period end)	103,800	109,200	-4.9%
Subscription bookings	$11,767	$14,219	-17.2%
Adjusted EBITDA (a non-GAAP measure)	$135	$2,932	-95.4%

Three months ended December 31, 2019 compared to three months ended December 31, 2018:

	Three Months Ended December 31,
GAAP Results (unaudited)	2019	2018	Change
Subscription revenue	$2,504	$3,429	-27.0%
Advertising revenue	118	254	-53.5%
Technology service revenue	(44)	1,448	-103.0%
Total revenues	$2,579	$5,132	-49.7%
Loss from continuing operations	$(7,896)	$(147)	5272.0%
Loss from discontinued operations	$-	$(407)	100.0%
Net loss	$(7,896)	$(554)	1325.3%
Net cash used in operating activities	$(178)	$(568)	68.6%
Financial Metrics (unaudited)
Active subscribers (at period end)	103,800	109,200	-4.9%
Subscription bookings	$2,900	$3,390	-14.4%
Adjusted EBITDA (a non-GAAP measure)	$(783)	$391	-300.4%

Quarterly Results Conference Call

Management is suspending holding quarterly results conference calls until further notice. Please contact ir@peerstream.com or Kirin Smith or Stephanie Prince at PCG Advisory at ksmith@pcgadvisory.com and sprince@pcgadvisory.com, respectively, with any questions.

About PeerStream, Inc. (OTCQB: PEER)

PeerStream is a communications software innovator that powers multimedia social applications. We have also developed a suite of secure communications software for use worldwide. Our product portfolio includes Paltalk and Camfrog, which together host one of the world’s largest collections of video-based communities. Our other products include Tinychat and Vumber. The Company has an over 20-year history of technology innovation and holds 18 patents. For more information, please visit: http://www.peerstream.com.

To be added to our news distribution list, please visit: http://www.peerstream.com/investor-alerts/.

Forward-Looking Statements

This press release contains “forward-looking statements.” Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential,” or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, our ability to effectively market and generate revenue from our applications, risks and uncertainties related to our increasing focus on the use of new and novel technologies, such as blockchain and Props tokens, to enhance our applications, and our ability to timely complete development of applications using new technologies; our ability to effectively integrate Props tokens into our existing applications; our ability to effectively secure new software development and licensing customers; legal and regulatory requirements related to the use of blockchain, including us holding and distributing cryptocurrencies and accepting cryptocurrencies as a method of payment for our services; the use of the internet and privacy and protection of user data; risks related to our holdings of digital tokens, including risks related to the volatility of the trading price of digital tokens and our ability to convert digital tokens into fiat currency; and our ability to manage our partnerships and strategic alliances. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (“SEC”), including the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s website at www.sec.gov.

All forward-looking statements speak only as of the date on which they are made. The Company undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement was made, except to the extent required by applicable securities laws.

Contacts:

IR@peerstream.com

Kirin Smith / Stephanie Prince

PCG Advisory

ksmith@pcgadvisory.com

646-863-6519

PEERSTREAM, INC

RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(dollars in thousands)

(Unaudited)

	Year Ended		Three Months Ended
	December 31,		December 31,
	2019	2018	2019	2018
Reconciliation of Net Loss to Adjusted EBITDA:
Net loss	$(8,380)	$(3,797)	$(7,896)	$(554)
Interest income, net	(156)	(81)	(83)	(33)
Net loss from discontinued operations	105	1,791	-	407
Gain on sale of dating applications	(827)	-	-	-
Income tax expense (benefit) from continuing operations	18	3	11	1
Depreciation and amortization expense	605	889	151	183
Impairment loss on goodwill	6,760	-	6,760	-
Impairment loss on digital tokens	625	2,535	122	-
Stock-based compensation expense	1,385	1,592	151	386
Adjusted EBITDA	$135	$2,932	$(783)	$391

Non-GAAP Financial Measures and Key Metrics

The Company has provided in this release certain non-GAAP financial measures, including Adjusted EBITDA, and other key metrics, including active subscribers and subscription bookings, to supplement the consolidated financial statements, which are prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). The Company defines Adjusted EBITDA as net loss adjusted to exclude net loss from discontinued operations, interest income, gain on the sale of dating applications, income tax expense (benefit) from discontinued operations, income tax expense (benefit) from continuing operations, depreciation and amortization expense, goodwill impairment, impairment loss on digital tokens and stock-based compensation expense. Active subscribers means users of the Company’s consumer applications that have prepaid a fee, redeemed credits or received an upgrade from another user as a gift for current unlocked application features such as enhanced voice and video access, elevated status in the community or unrestricted communication on our applications and whose subscription period has not yet expired. The Company calculates subscription bookings as subscription revenue recognized during the period plus the change in deferred subscription revenue recognized during the period.

Management uses these financial metrics internally in analyzing the Company’s financial results to assess operational performance and to determine the Company’s future capital requirements. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared in accordance with GAAP. The Company believes that both management and investors benefit from referring to these financial metrics in assessing our performance and when planning, forecasting and analyzing future periods. The Company believes these financial metrics are useful to investors and others to understand and evaluate the Company’s operating results and it allows for a more meaningful comparison between the Company’s performance and that of competitors. Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider this performance measure in isolation from or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

●	Adjusted EBITDA does not reflect cash capital expenditures for assets underlying depreciation and amortization expense that may need to be replaced or for new capital expenditures;
●	Adjusted EBITDA does not reflect our working capital requirements;
●	Adjusted EBITDA does not consider the potentially dilutive impact of stock-based compensation;
●	Adjusted EBITDA does not reflect the impairment loss on digital tokens;
●	Adjusted EBITDA does not reflect the gain on the sale of our dating applications or our loss or income tax expense from discontinued operations; and
●	Other companies, including companies in our industry, may calculate Adjusted EBITDA differently, which reduces its usefulness as a comparative measure.

Because of these limitations, you should consider these financial metrics along with other financial performance measures, including total revenues, subscription revenue, deferred revenue, net income (loss), cash and cash equivalents, restricted cash, net cash used in operating activities and our financial results presented in accordance with GAAP.

PEERSTREAM, INC.

CONSOLIDATED BALANCE SHEETS

	December 31,
	2019	2018
Assets
Current assets:
Cash and cash equivalents	$3,427,058	$6,555,376
Credit card holdback receivable	11,323	94,498
Accounts receivable, net of allowances and reserves of $23,832 and $34,546, as of December 31, 2019 and 2018, respectively	130,686	326,786
Prepaid expense and other current assets	156,118	269,668
Current assets held for sale	-	19,053
Total current assets	3,725,185	7,265,381
Operating lease right-of-use asset	685,042	232,423
Property and equipment, net	620,059	577,911
Goodwill	6,326,250	13,086,472
Intangible assets, net	627,891	884,223
Digital tokens	148,229	832,892
Other assets	86,876	116,767
Noncurrent assets held for sale	-	1,436,499
Total assets	$12,219,532	$24,432,568

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,007,851	$2,842,947
Accrued expenses and other current liabilities	434,739	737,945
Current portion of operating lease liabilities	178,479	114,789
Deferred subscription revenue	1,829,493	1,468,571
Deferred technology service revenue	-	3,379,435
Current liabilities held for sale	-	617,410
Total current liabilities	3,450,562	9,161,097
Operating lease liabilities, non-current portion	583,075	117,634
Total liabilities	4,033,637	9,278,731
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value, 25,000,000 shares authorized, 6,878,904 and 6,868,679 shares issued and outstanding as of December 31, 2019 and 2018, respectively	6,879	6,869
Treasury stock, 1,900 and no shares, at par as of December 31, 2019 and 2018, respectively	(2,015)	-
Additional paid-in capital	21,281,382	19,867,259
Accumulated deficit	(13,100,351)	(4,720,291)
Total stockholders’ equity	8,185,895	15,153,837
Total liabilities and stockholders’ equity	$12,219,532	$24,432,568

PEERSTREAM, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Years Ended December 31,
	2019	2018
Revenues
Subscription revenue	$11,405,787	$14,336,146
Advertising revenue	438,503	1,006,962
Technology service revenue	3,439,327	4,988,692
Total revenue	15,283,617	20,331,800
Costs and expenses
Costs of revenue	3,174,453	3,611,479
Sales and marketing expense	1,056,967	1,804,317
Product development expense	6,563,449	6,590,943
General and administrative expense	6,343,859	7,873,936
Impairment loss on goodwill	6,760,222	-
Total costs and expenses	23,898,950	19,880,675
Income (loss) from continuing operations	(8,615,333)	451,125
Interest income, net	156,423	81,180
Impairment loss on digital tokens	(625,368)	(2,535,235)
Loss from continuing operations before provision for income taxes	(9,084,278)	(2,002,930)
Benefit (expense) for income taxes	141,593	(3,001)
Net loss from continuing operations	(8,942,685)	(2,005,931)
Discontinued Operations:
Gain on sale from discontinued operations	826,770	-
Loss from discontinued operations	(104,880)	(1,791,286)
Income tax expense from discontinued operations	(159,265)	-
Net income (loss) from discontinued operations	562,625	(1,791,286)
Net loss	(8,380,060)	(3,797,217)

Basic net income (loss) per share of common stock:
Continuing operations	$(1.30)	$(0.30)
Discontinued operations	0.08	(0.26)
Net loss per share of common stock	$(1.22)	$(0.56)
Diluted net income (loss) per share of common stock:
Continuing operations	$(1.30)	$(0.30)
Discontinued operations	0.08	(0.26)
Net loss per share of common stock	$(0.22)	$(0.56)
Weighted average number of shares of common stock used in calculating net loss per share of common stock:
Basic and diluted continuing operations	6,873,652	6,721,633
Basic and diluted discontinued operations	6,873,652	6,721,633

PEERSTREAM, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended December 31,
	2019	2018
Cash flows from operating activities:
Net loss	$(8,380,060)	$(3,797,217)
Less: Income (loss) from discontinued operations	562,625	(1,791,286)
Loss from continuing operations	(8,942,685)	(2,005,931)
Adjustments to reconcile net loss from continuing operations to net cash (used in) provided by operating activities of continuing operations:
Depreciation of property and equipment	349,082	387,452
Amortization of intangible assets	256,332	1,599,721
Amortization of operating lease right-of-use assets	178,158	-
Reconciliation of shares issued in stock-based compensation arrangement	-	1
Surrender of common stock for tax withholding	-	(100,000)
Stock-based compensation	1,385,118	1,592,121
Common stock issued for consulting services	29,015	-
Bad debt expense	-	8,552
Digital tokens received as payment for services	-	(3,368,127)
Impairment loss on goodwill	6,760,222	-
Impairment loss on digital tokens	625,368	2,535,235
Realized gain from the sale of digital tokens	(70,995)	-
Changes in operating assets and liabilities:
Credit card holdback receivable	83,175	46,291
Accounts receivable	196,100	143,810
Operating lease liability	(101,647)	-
Prepaid expense and other current assets	113,550	(60,425)
Other assets	29,891	32,770
Accounts payable, accrued expenses and other current liabilities	(2,138,302)	800,993
Deferred subscription revenue	360,922	(467,845)
Deferred technology service revenue	(3,379,435)	3,379,435
Net cash (used in) provided by continuing operating activities	(4,266,131)	4,524,053
Net cash used in discontinued operating activities	(199,232)	(1,791,286)
Net cash (used in) provided by operating activities	(4,465,363)	2,732,767
Cash flows from investing activities:
Purchases of property and equipment	(391,230)	(342,651)
Proceeds from the sale of digital tokens	130,290	-
Net cash used in continuing investing activities	(260,940)	(342,651)
Net cash provided by discontinued investing activities	1,600,000	-
Net cash provided by (used in) investing activities	1,339,060	(342,651)
Cash flows from financing activities:
Proceeds from issuance of common stock for stock option exercises	-	28,210
Purchase of treasury stock	(2,015)
Net cash provided by (used in) continuing financing activities	(2,015)	28,210
Net cash provided by discontinued financing activities	-	-
Net cash provided by (used in) financing activities	(2,015)	28,210
Net increase (decrease) in cash and cash equivalents	(3,128,318)	2,418,326
Balance of cash and cash equivalents at beginning of period	6,555,376	4,137,050
Balance of cash and cash equivalents at end of period	$3,427,058	$6,555,376
Supplemental disclosure of cash flow information:
Non-cash investing and financing activities:
Operating lease right-of-use asset and liability	$630,776	$232,423